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                                                                    EXHIBIT 99.1

    THE PRINCETON REVIEW ACQUIRES KEY OPERATING ASSETS FROM EMBARK, AN ONLINE
                     COLLEGE PRODUCTS AND SOLUTIONS PROVIDER

  - ACQUISITION FIRMLY ESTABLISHES THE PRINCETON REVIEW AS THE LEADING COLLEGE
                           ADMISSIONS SERVICES COMPANY

NEW YORK, Oct. 2, 2001. The Princeton Review, Inc., (Nasdaq: REVU - news), a leading provider of test preparation and college admissions services, announced today that it has acquired the key operating assets of Embark.com, Inc., a developer of online products and services for the college admissions market.

The acquisition firmly positions The Princeton Review as the premier college admissions products and services company, serving more than 1.5 million students, parents and counselors every month and working with more than 1,000 post-secondary institutions to enhance the marketing and management of their admissions process.

"The college admissions market has significant growth potential marked by the consistent increases in the number of college applications each year, and is a strategic area of focus for The Princeton Review," said John Katzman, founder and CEO of The Princeton Review. "This acquisition dramatically expands our presence in the admissions services market, increasing the number of students and colleges we serve and adding to our technology platform. Embark and The Princeton Review share a number of synergies and philosophies, among them a belief that technology can greatly enhance the college admissions process and make a positive difference in the experience of students, parents, counselors and colleges."

To avoid interruption of the college application process at the height of the season, The Princeton Review will operate the business of Embark separately through the 2001-2002 admissions season. Thereafter, the company will focus on the rapid integration of Embark products and services into The Princeton Review's Admissions Services division, with the goal of full integration by the Fall of 2002.

With this acquisition, The Princeton Review's Admissions Services division will provide students, counselors, teachers and higher-education institutions with the most comprehensive, technologically advanced and easy-to-use range of products and services related to college admissions. All services and products will be found on http://www.Review.com. According to Mr. Katzman, "Everyone benefits from the consolidation of the college admissions world. Students and parents can get more information and applications for more colleges in one place. Counselors can manage their students with one tool. Universities can easily reach a large percentage of potential applicants. The elimination of redundancy and increased scale makes the business far more profitable."

About Embark

Embark is a private company providing Prospect Relationship Management solutions to university admissions offices, tools for high school guidance counselors, a comprehensive online resource for students to research, prepare, apply for, and finance their continuing education, and
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sponsorship opportunities for related partners. As an application service provider (ASP), Embark hosts and serves its products, speeding implementation without the need for IT resources. Launched in 1995, Embark has relationships with almost 600 higher education programs worldwide, a cumulative registered user base of over 2.0 million, and partnerships with leading companies such as Business Week, Datatel, FT.com, Microsoft, Nokia, Recruit, and Sallie Mae. (SOURCE: Embark.com, Inc.)

About The Princeton Review

Founded in 1981 and headquartered in New York City, The
Princeton Review offers classroom and online test preparation courses, tutoring and college counseling, and operates educational websites. More than half a million students, parents and counselors visit http://www.Review.com each month for free tools and information about applying to colleges and graduate schools, and to research financial and career options. The company also helps K-12 schools strengthen their students' academic skills and improve their performance on high-stakes state tests with its powerful online service, http://www.homeroom.com, and related print products and professional development seminars. The Princeton Review also authors more than 175 print and software titles on test preparation, college and graduate school selection and admissions and related topics. For more information about The Princeton Review, visit the website: http://www.review.com.

All statements in this press release that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as "believe," "intend," "expect," "may," "could," "would," "will," "should," "plan," "project," "contemplate," "anticipate" or similar statements. Because these statements reflect The Princeton Review's current views concerning future events, these forward-looking statements are subject to risks and uncertainties. The Princeton Review's actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, demand for its products and services, its ability to compete effectively, its ability to increase revenue from its Internet operations and the other factors described under the caption "Risk Factors" in The Princeton Review's Registration Statement on Form S-1 filed with the Securities and Exchange Commission (file No. 333-43874). The Princeton Review undertakes no obligation to update publicly any forward-looking statements contained in this press release.